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                              EMPLOYMENT AGREEMENT
                                    BETWEEN
                             DBS INDUSTRIES, INC.,
                                  NEWSTAR LTD.
                                AND H. TATE HOLT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 1st day of June, 1999, by and between DBS Industries, Inc., a Delaware corporation (hereafter referred to as "Employer"), Newstar Ltd, a company organized under the laws of Bermuda and a wholly owned subsidiary of Employer, and H. Tate Holt, an individual (hereafter referred to as "Employee"), in consideration of the mutual promises made herein. (the "Agreement"):

                              TERM OF EMPLOYMENT

SECTION 1.1. EMPLOYMENT AND TERM. Employer hereby employs Employee and Employee hereby accepts employment with Employer, upon the terms and conditions hereinafter set forth, from June 1, 1999 until June 1, 2000, and thereafter from month to month or until the employment relationship is sooner terminated by either party in accordance with the terms of this Agreement.

SECTION 1.2. "EMPLOYMENT TERM" DEFINED. As used in this Agreement, the phrase "Employment Term" refers to the entire period of employment of Employee by Employer hereunder.

          DUTIES OF EMPLOYEE AS PRESIDENT AND CHIEF OPERATING OFFICER

SECTION 2.1. GENERAL DUTIES. Employee shall serve as the President and Chief Executive Officer of Newstar. In his capacity as President and Chief Executive Officer, Employee shall do and perform all services, acts, or other things necessary or advisable to manage, conduct, and operate the business of Newstar, including, but not limited to, the supervision, direction, and control of the business and other employees of Newstar, subject at all times to the policies and directions set by Employer's Board of Directors (the "Board"). Employee shall also have such other powers, duties, and responsibilities as may be prescribed by the Board and Newstar's corporate charter. Finally, Employee shall serve as a director of Newstar, and serve on the Executive Committee of Newstar, if one exists now or in the future, and shall be nominated as a director on the Newstar's slate of directors from year to year and subject only to the continued approval of the stockholders of Newstar as required by law. As President and Chief Executive

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Officer of Newstar, Employee shall report directly to the Chief Executive
Officer of Employer.

SECTION 2.2. DEVOTION TO EMPLOYER'S BUSINESS. During the Employment Term, Employee shall devote his full time, efforts and attention to the performance of the duties specified in Section 2.1 above and to such other services as may be reasonably requested by the Board. Employee shall not engage in any other business duties or pursuits or directly render any services of a business, commercial, or professional nature to any other person or organization, other than serving as a director (but not an employee) of other companies, limited business consulting relating to Employee's consulting practice, and passive investments and endeavors provided hereinbelow, without obtaining the prior consent of the Board. Notwithstanding the foregoing, activities by Employee which do not materially interfere with the services required of Employee under this Agreement shall not be deemed a breach of this Section 2.2 and shall not require the prior consent of the Board.

SECTION 2.3. PASSIVE INVESTMENTS AND ENDEAVORS. This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required of Employee under this Agreement. However, Employee shall not directly or indirectly acquire, during the Employment Term, a controlling interest in any business competing with the business of Employer without the prior consent of the Board.

                            OBLIGATIONS OF EMPLOYER

SECTION 3.1. GENERAL OBLIGATIONS. Employer shall provide Employee with the compensation, incentives, benefits, and business expense reimbursements specified elsewhere in this Agreement. Employer shall also provide Employee with an office located in Mill Valley, California, stenographic help, office equipment, a cellular phone, supplies, and other facilities and services, suitable to Employee's position and adequate for the performance of his duties. Employer may not change the domicile of Employee's office without Employee's prior consent.

SECTION 3.2. INDEMNIFICATION. Employer shall indemnify and hold Employee harmless from and against any actions taken or decisions made by him in good faith while performing services in his capacity as President and Chief Executive Officer of Newstar during the Employment Term. To the extent permitted by law, Employer shall pay, indemnify, and hold Employee harmless from any liability, cost, or expense (including, without limitation, reasonable attorney's fees) incurred by him in the defense of any claim, proceeding, or action arising out of his performance of services for Employer or out of his status as an officer and director of Newstar. Employer will use its best efforts to obtain coverage for Employee under any insurance now in force or hereafter obtained during the term of this Agreement covering any employee, officer or director of Employer or Newstar. Notwithstanding the foregoing, Employer does not intend to and shall not indemnify Employee against any act or omission by him constituting fraud, willful misconduct or


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gross negligence.

                            COMPENSATION OF EMPLOYEE

SECTION 4.1. ANNUAL SALARY. As compensation for the services to be performed hereunder Employee shall receive a salary at the rate of two hundred thousand dollars ($200,000) per annum, payable not less frequently than the regular payroll schedule of Employer during the Employment Term.

SECTION 4.2. ANNUAL BONUS. Employee shall be entitled to a annual bonus based upon the performance by the Employee measured against performance criteria mutually agreed upon between the Employee and the Employer. In this respect, Employee shall propose performance criteria to the Chief Executive Officer of Employer within sixty days from the date this Agreement is entered into by Employee and Employer. Final performance criteria shall be agreed to by Employer and Employee within thirty days from the date Employee submits Employee's proposed performance criteria. The maximum amount of the annual bonus provided for hereunder shall equal fifty percent (50%) of the Employee's annual salary provided for in Section 4.1.

SECTION 4.3. SIGNING BONUS. Upon execution of this Agreement, Employer shall pay Employee a signing bonus of fifty thousand dollars ($50,000).

SECTION 4.4. STOCK OPTIONS. Employer shall grant to Employee two hundred thousand (200,000) options to purchase shares of Employer's common stock at an exercise price based on the closing price of Employer's common stock on September 1, 1999. The options shall expire ten years from the date of grant and shall vest in accordance with the following schedule:

                  50,000         September 1, 1999
                  75,000         on the first anniversary of this Agreement
                  75,000         on the second anniversary of this Agreement

In the event of a "change of control" of the employer, all of Employee's stock options shall immediately vest. For purposes of this Agreement, a "change in control" of the Employer shall mean a merger, consolidation, or reorganization wherein the shareholders of Employer immediately prior to the transaction hold less than fifty one percent (51%) of the voting securities of the combined entity after the transaction, a sale of substantially all of the assets of the Employer, a new issuance, in one or more related transactions, of the voting securities of the Employer in an amount greater than fifty percent (50%) of the issued and outstanding shares of the Employer measured immediately after the transaction, or a change in the majority of the Board of Directors in any one year. For purposes of the definition of a "change in control," the calculation of the total shares issued and outstanding shall be made on a fully diluted basis using


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the rules provided for under generally accepted accounting principles.

SECTION 4.5. TAX WITHHOLDING. Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

                               EMPLOYEE BENEFITS

SECTION 5.1. ANNUAL VACATION. Employee shall be entitled to fifteen (15) days vacation time each year without loss of compensation. Accrued unused vacation shall accumulate from year to year up to a maximum of thirty (30) days.

SECTION 5.2. ILLNESS. Employee shall be entitled to sick leave with full pay in an amount equal to the accrual for senior executives of Employer.

SECTION 5.3. EMPLOYEE BENEFITS GENERALLY. During the Employment Term, Employee shall be entitled to participate in and to receive benefits from all present and future accident, disability, medical, dental, and similar plans, pension plans, savings plans, profit sharing plans, stock option plans or other similar employee benefit plans available generally to all other officers or employees of Employer or Newstar. The amount and extent of these benefits, including employee paid premiums, co-payments and deductibles, shall be governed by the specific benefit plan, as it may be amended from time to time.

                               BUSINESS EXPENSES

SECTION 6.1. REIMBURSEMENT OF BUSINESS EXPENSES. Employer shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in connection with the business of Employer. Employee shall furnish to Employer adequate records and other documentary evidence required by federal and state tax statutes and regulations for the substantiation of each such expenditure prior to reimbursement.

                           TERMINATION OF EMPLOYMENT

SECTION 7.1. TERMINATION FOR CAUSE. Employer reserves the right to terminate this Agreement upon: (a) Employee's willful and continued failure to substantially perform his duties with Employer (other than such failure resulting from his incapacity due to physical or mental illness) after there is delivered to Employee by Employer's Chief Executive Officer, a written demand for substantial performance which sets forth in detail the specific respects in which the Employer believes Employee has not substantially performed his duties, and giving Employee not less than thirty (30) days to correct the deficiencies specified in the written demand, (b)


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Employee's willful engagement in gross misconduct as determined by the
Employer's Chief Executive Officer which is materially and demonstrably injurious to Employer and/or Newstar, or (c) Employee's commission of a felony or an act of fraud against Employer, Newstar or their affiliates. No act, or failure to act, by Employee shall be considered "willful" if done, or omitted to be done, by Employee in good faith and with the reasonable belief that the act or omission was in the best interest of Employer, Newstar and/or required by applicable law. Termination under this Section 7.1 shall be considered "for cause" for the purposes of this Agreement.

SECTION 7.2. TERMINATION WITHOUT CAUSE. This Agreement shall terminate upon the death of Employee. Employer reserves the right to terminate this Agreement after three (3) continuous months of physical or mental disability suffered by Employee that would prevent the performance of Employee's duties under this Agreement. Such a termination shall be effected by giving thirty (30) days written notice of termination to Employee. Notwithstanding anything else to the contrary, physical or mental disability shall not include periods of bona fide illness for which Employee is entitled to sick leave pursuant to Section 5.2 of this Agreement. Other than on death or upon the physical or mental disability of Employee, Employer reserves the right at any time to terminate this Agreement upon thirty (30) days written notice to Employee and, in such an event, Employee shall be paid his severance benefit hereinafter provided.

SECTION 7.3. TERMINATION BY EMPLOYEE. Employee may terminate this Agreement at any time upon sixty (60) days written notice to Employer. Other than upon Employee's termination of this Agreement pursuant to Section 7.5, Employer shall not be obligated to pay any severance benefit if Employee terminates this Agreement pursuant to this Section 7.3.

SECTION 7.4. SEVERANCE BENEFIT UPON TERMINATION WITHOUT CAUSE. Notwithstanding any other provision of this Agreement, if Employer terminates this Agreement prior to the first anniversary of this Agreement, other than for cause as defined in Section 7.1, Employer shall pay Employee a lump sum cash payment equal to the remainder of the annual salary and any accrued unpaid bonuses to which Employee would be entitled under this Agreement for the period up to and including May 31, 2000, as provided for in this Agreement. If this Agreement is terminated by the Employer after May 31, 2000, Employee shall not be entitled to a severance benefit under this Section 7.4.

                               GENERAL PROVISIONS

SECTION 8.1. NOTICES. Any notice to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:

                  EMPLOYER          DBS Industries, Inc


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                                    100 Shoreline Highway, Suite 190A
                                    Mill Valley, CA 94941
                                    Attn: Fred W. Thompson, CEO
                                    FAX No.: (415) 380-8199

                  EMPLOYEE          H. Tate Holt
                                    P.O. Box 1058
                                    Lakespur, CA 94977-1058
                                    (415) 464-9823

Any party may change the address at which notice is to be provided by providing a written notice to the other party specifying a new address. Notices delivered personally or by facsimile transmission shall be deemed communicated as of the date of actual receipt; notices mailed shall be deemed communicated as of the third day after mailing.

SECTION 8.2. ARBITRATION. Any controversy between Employer and Employee involving the construction or application of any of the terms, provisions, or conditions of this Agreement shall on the written request of either party which is served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the American Arbitration Association. Employer and Employee shall each appoint one person who shall then choose a third person, all three of which shall hear and determine the dispute. The decision of the arbitrators shall be final and conclusive upon both parties. Arbitration shall take place in the County of Marin, State of California.

SECTION 8.3. ATTORNEYS' FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

SECTION 8.4. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement shall be valid or binding on either party.

SECTION 8.5. MODIFICATION. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

SECTION 8.6. EFFECT OF WAIVER. The failure of either party to insist on strict compliance with


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any of the terms, covenants, or conditions, of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other time.

SECTION 8.7. PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

SECTION 8.8. LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

SECTION 8.9. COUNTERPARTS AND SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall constitute one instrument. A signature of a party transmitted to the other party via facsimile transmission shall have equal dignity with original signatures.

         IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement as of the day and year first above written.

                                    EMPLOYER

                                    DBS Industries, Inc.

                                    /s/ Fred W. Thompson
                                    --------------------------------------------
                                    By:   Fred W. Thompson
                                    Its:  Chief Executive Officer


                                    EMPLOYEE

                                    /s/ H. Tate Holt
                                    --------------------------------------------
                                    H. Tate Holt



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